UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

Beach First National Bancshares, Inc.
 (Exact name of registrant as specified in its charter)

South Carolina	000-22503	57-1030117
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3751 Robert M. Grissom Parkway, Suite 100, Myrtle Beach, South Carolina	29577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 626-2265

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On April 12, 2010, Beach First National Bancshares, Inc. (the “Company”) received a NASDAQ Staff Determination indicating that the Company’s common stock is subject to delisting from the NASDAQ Global Market, pursuant to NASDAQ Marketplace Rules 5101, 5110(b) and IM-5101-1. The NASDAQ Staff Determination was a result of the fact that Beach First National Bank, the Company’s wholly-owned subsidiary (the “Bank”), was closed by the Office of the Comptroller of the Currency on Friday, April 9, 2010 and the Federal Deposit Insurance Corporation was appointed as the Bank’s receiver.

Pursuant to the NASDAQ Staff Determination, trading in the Company’s common stock was halted by NASDAQ on April 12, 2010 and will remain halted. The Company was informed that the trading of its common stock will be suspended at the opening of business on April 21, 2010 if it did not appeal the NASDAQ Staff Determination, and that the Company’s common stock will be subsequently removed from listing and registration on the NASDAQ Global Market. The Company does not intend to request a hearing to appeal the NASDAQ Staff Determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACH FIRST NATIONAL BANCSHARES, INC.

By: /s/ Gary S. Austin
Name: Gary S. Austin
Title: Chief Financial Officer

Dated: April 16, 2010